EXHIBIT 99

              Joint Acquisition Statement Pursuant to Rule 13d-1(k)

         The undersigned hereby agree that this document shall be filed on behalf of each of them.


                                     /s/ James M. Seneff, Jr.
                                     -----------------------------------------
                                     James M. Seneff, Jr.


                                     /s/ Dayle L. Seneff
                                     -----------------------------------------
                                     Dayle L. Seneff

                                     CNL Holdings, Inc.


                                     By:    /s/ James M. Seneff, Jr.
                                            -----------------------------
                                     Name:  James M. Seneff, Jr.
                                     Title: Chairman of the Board,
                                            Chief Executive Officer,
                                            President and Director

                                     CNL Financial Group, Inc.


                                     By:    /s/ James M. Seneff, Jr.
                                            -----------------------------
                                     Name:  James M. Seneff, Jr.
                                     Title: Chairman of the Board,
                                            Chief Executive Officer and
                                            Director

Dated:  September 15, 2003